Exhibit 23.1


                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Registration Statement on Form S-3 by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2005.




/s/ Cawley, Gillespie & Assoc., Inc.
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Cawley and Gillespie & Associates, Inc.
Petroleum Engineers

Ft. Worth, Texas
April 11, 2006